EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT

dated as of February 26, 2026

by and between

VCP RRL ABS V, LLC,

as Issuer

and

VISTA CREDIT STRATEGIC LENDING CORP.,

as Collateral Manager

22202234.4

TABLE OF CONTENTS

22202234.4 i

COLLATERAL MANAGEMENT AGREEMENT

THIS COLLATERAL MANAGEMENT AGREEMENT (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of February 26, 2026, is entered into by and between VCP RRL ABS V, LLC, a limited liability company organized under the laws of the State of Delaware (together with its permitted successors and assigns, the “Issuer”), and Vista Credit Strategic Lending Corp., a Maryland corporation, as the collateral manager (together with its successors and permitted assigns in such capacity, the “Collateral Manager”).

W I T N E S E T H:

WHEREAS, the Debt will be issued or incurred, as applicable, pursuant to (a) an indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), between the Issuer and State Street Bank and Trust Company, as the trustee (in such capacity, the “Trustee”) and (b) a credit agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Class A-L Credit Agreement”) by and among the Issuer, as borrower, the lenders party thereto and State Street Bank and Trust Company, as loan agent;

WHEREAS, the Issuer intends to pledge all of the Collateral Obligations and the other Assets, all as set forth in the Indenture, to the Trustee as security for the Issuer’s obligations under the Indenture;

WHEREAS, the Issuer desires to avail itself of the experience, sources of information, advice and assistance of the Collateral Manager by appointing the Collateral Manager to provide the services described herein and the Collateral Manager desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager will perform, on behalf of the Issuer, certain investment management and advisory duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

22202234.4 1

“Acquire” shall mean with respect to any obligation, security or other property (including any Collateral Obligation, Equity Security or Eligible Investment), to purchase, enter into or otherwise acquire such obligation, security or other property (and “Acquired” shall be construed accordingly).

“Acquisition” shall mean with respect to any obligation, security or other property (including any Collateral Obligation, Equity Security or Eligible Investment), the purchase, entering into or other acquisition of such obligation, security or other property.

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Affiliate Transaction” shall have the meaning set forth in Section 3(d).

“Aggregate Collateral Management Fee” shall have the meaning set forth in Section 6(a)(ii).

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Law” shall mean, with respect to any Person or property of such Person, any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, formal guidance, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, writ, or any particular section, part or provision thereof, of any Governmental Authority to which the Person in question is subject or by which it or any of its property is bound.

“Cause” shall have the meaning set forth in Section 12(a).

“Client” shall mean, with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breaches” shall have the meaning set forth in Section 8(a).

“Collateral Manager Debt” shall mean any Debt owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control thereover.

“Collateral Manager Information” shall mean the information in the Final Offering Circular, or any amendment or supplement thereto, appearing under the headings “Summary of Terms—Collateral Manager”, “Risk Factors— Risks Relating to the Collateral Manager”, “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates”, and “The Collateral Manager” and the subheadings thereunder.

“Collateral Manager Standard” shall mean the standard of care set forth in Section 2(a).

22202234.4 2

“Cumulative Deferred Management Fee” shall have the meaning set forth in Section 6(a)(ii).

“Current Deferred Management Fee” shall have the meaning set forth in Section 6(a)(ii).

“Expenses” shall have the meaning set forth in Section 8(b).

“Final Offering Circular” shall mean the final offering circular with respect to the Debt, dated as of February 25, 2026.

“Indemnified Party” shall have the meaning set forth in Section 8(a).

“Indenture” shall have the meaning set forth in the recitals hereto.

“Independent Investment Professional” shall have the meaning set forth in Section 3(e).

“Instrument of Acceptance” shall have the meaning set forth in Section 10(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Issuer” shall have the meaning set forth in the preamble.

“Losses” shall have the meaning set forth in Section 8(b).

“Management Fee” shall have the meaning set forth in Section 6(a).

“Management Fee Shortfall Amount” shall have the meaning set forth in Section 6(a)(i).

“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (ii) the validity or enforceability of the Indenture, this Agreement or the Issuer’s Organizational Instruments or (iii) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, or the certificate of formation and partnership agreement (or the comparable documents for the applicable jurisdiction), in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company, as applicable.

“Prime Rate” shall mean, as of any date of determination, that certain rate quoted in the Wall Street Journal as the U.S. “prime rate” on such date (or, if not quoted on such date, on the preceding date on which it is so quoted).

“Proceedings” shall have the meaning set forth in Section 20.

“Related Entities” shall mean, with respect to the Collateral Manager, any of its clients, partners, members, investment vehicles, funds or other investment accounts or similar entities

22202234.4 3

advised and/or managed by the Collateral Manager and/or any of its affiliates, and their respective employees and affiliates.

“Sale” shall mean with respect to any obligation, security or other property (including any Collateral Obligation, Equity Security or Eligible Investment), the sale, transfer, termination or other disposition thereof.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Sell” shall mean with respect to any obligation, security or other property (including any Collateral Obligation, Equity Security or Eligible Investment), to sell, transfer, terminate or otherwise dispose of such obligation, security or other property (and “Sold” shall be construed accordingly).

“Successor Criteria” shall have the meaning set forth in Section 10(d).

“Termination Notice” shall have the meaning set forth in Section 12(a).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be Acquired by the Issuer, (ii) investing and reinvesting the Assets, (iii) instructing the Trustee with respect to any Acquisition, Sale or tender of a Collateral Obligation, Restructured Obligation, Specified Equity Security, Equity Security, Eligible Investment or other assets or securities received in respect thereof in the open market or otherwise by the Issuer, (iv) amending, waiving and/or taking any other action commensurate with managing the Assets, and (v) any of the services set forth in Section 2.

“Trustee” shall have the meaning set forth in the recitals hereto.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (viii) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules of this Agreement.

Section 2. General Duties and Authority

22202234.4 4

(a) Vista Credit Strategic Lending Corp. is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions for the Issuer including, without limitation, supervising and directing the investment and reinvestment of the Collateral Obligations and Eligible Investments and other Assets as permitted under the Indenture, and performing certain administrative and advisory functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture, the Loan Sale Agreement, the Master Participation Agreement, the Collateral Administration Agreement and this Agreement (which functions may be handled by a standing order), and the Collateral Manager hereby accepts such appointment. The Collateral Manager shall comply with all the terms and conditions of the Indenture expressly made applicable to the Collateral Manager as specified therein affecting the duties and functions that have been delegated to it thereunder and hereunder and, except as otherwise permitted or specified hereunder or under the Indenture, and subject to Section 8 and Section 12, shall perform its obligations hereunder and under the Indenture with reasonable care and in good faith, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to other assets that it may manage for itself and its other Clients that are comparable to the Assets, and in a manner consistent with the Collateral Manager’s existing practices and procedures relating to investing in assets of a similar nature and character as the Assets (as such practices and procedures may change from time to time in the Collateral Manager’s sole discretion) and, to the extent not inconsistent with the foregoing, the Collateral Manager will follow its customary standards, policies and procedures in performing its duties under this Agreement and the Indenture; provided that, in no event shall the Collateral Manager be (i) liable for any loss or damages resulting from any failure to satisfy the foregoing standard of care except to the extent any act or omission of the Collateral Manager hereunder is finally adjudicated in a non-appealable judgment by court of competent jurisdiction to constitute a Collateral Manager Breach pursuant to Section 8(a), (ii) liable or responsible for the performance of the Assets, (iii) obligated to perform any duties other than as expressly specified in the Transaction Documents to which the Collateral Manager is a party or (iv) obligated to pursue any particular investment strategy or opportunity with respect to any Asset; provided further that, nothing in this Agreement shall constitute a waiver of any rights which the Issuer may have under applicable United States federal securities laws. The Issuer hereby acknowledges that the Collateral Manager is permitted to follow its Internal Policies in performing its duties hereunder and under the Indenture, except to the extent that doing so would directly violate any of the foregoing.

(b) The Collateral Manager is hereby authorized to:

(i) select the Collateral Obligations, Eligible Investments and other assets to be Acquired or Sold by the Issuer;

(ii) invest and reinvest the Assets in accordance with the terms of the Indenture;

(iii) instruct the Trustee with respect to any Acquisition, Sale or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer;

(iv) reserved;

(v) engage in any Permitted Use in accordance with the Indenture;

22202234.4 5

(vi) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer;

(vii) waive any default or elect not to exercise remedies with respect to any Collateral Obligation (including any Defaulted Obligation);

(viii) vote to accelerate, or rescind the acceleration of, the maturity of any Collateral Obligation (including any Defaulted Obligation);

(ix) participate or serve as a member of a committee or group formed by creditors of an issuer with respect to any Collateral Obligation (including any Defaulted Obligation), Eligible Investment or Equity Security and agree on behalf of the Issuer to any restructuring of any Collateral Obligation (including any Defaulted Obligation), Eligible Investment or Equity Security (including the acceptance of any security or other property in exchange for or in satisfaction of such Collateral Obligation (including any Defaulted Obligation), Eligible Investment or Equity Security) and/or the reorganization of any Person obligated on or with respect to any Collateral Obligation (including any Defaulted Obligation), Eligible Investment or Equity Security; and

(x) perform all other tasks and take all other actions that the Indenture, the Loan Sale Agreement, the Collateral Administration Agreement, the Master Participation Agreement or this Agreement specify are to be taken by the Collateral Manager and may, in its sole discretion, take any other actions not inconsistent with the duties of the Collateral Manager set forth in the Indenture, the Loan Sale Agreement, the Collateral Administration Agreement, the Master Participation Agreement or this Agreement.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture and the Collateral Administration Agreement in a manner which is consistent with the terms hereof and the applicable terms of the Indenture and the Collateral Administration Agreement. The Collateral Manager will not be bound to comply with any amendment or supplement to the Indenture or the Collateral Administration Agreement, however, unless it has consented thereto in accordance with the Indenture or the Collateral Administration Agreement, as applicable.

Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; (iii) the Collateral Manager having direct contact with, or soliciting or finding, outside investors to invest in the Issuer, or (iv) the Collateral Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture, or any other Transaction Documents.

(c) (i) The Collateral Manager shall perform the investment-related duties and functions as are expressly required hereunder and under the Indenture with regard to Acquisitions or Sales of Collateral Obligations, Equity Securities, Eligible Investments and other securities or assets permitted to be Acquired or Sold under, and subject to, the Indenture and shall comply with

22202234.4 6

the requirements of the Indenture. The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein, in the Indenture and in the Collateral Administration Agreement, as applicable, and the Collateral Manager shall not be subject to any implicit obligations of any kind. The Issuer hereby irrevocably appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of the Collateral Manager’s duties provided for in this Agreement, the Indenture, the Loan Sale Agreement, the Master Participation Agreement or the Collateral Administration Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder; (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any Acquisition or Sale made pursuant hereto and the Indenture, the Loan Sale Agreement or the Master Participation Agreement; (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such Acquisition or Sale; and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement, the Indenture, the Collateral Administration Agreement, the Loan Sale Agreement or the Master Participation Agreement and relating to any Collateral Obligation, Equity Security, Eligible Investment or other Asset.

The Issuer hereby ratifies and confirms that all such attorneys-in-fact (or any substitute), including the Collateral Manager, shall lawfully do hereunder and pursuant hereto and authorizes all such attorneys-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the directors, managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Issuer hereby authorizes such attorneys-in-fact, in its sole discretion, to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents and it is the intention of the parties that the Collateral Manager not take any action through the power of attorney granted hereby that would cause the Collateral Manager to have custody of the Issuer's funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act, including, but not limited to, the right to direct payment or obtain possession of and/or withdraw assets other than in connection with its investment related duties, such as the purchase or sale of Collateral Obligations.

Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation, Equity Security, Eligible Investment or other asset, the Issuer shall ratify and confirm any such Sale by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Notwithstanding anything herein to the contrary, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer. Notwithstanding

22202234.4 7

anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 10 or any removal of the Collateral Manager for Cause pursuant to Section 12.

The Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the Collateral Manager in order to effectuate the purposes of this Agreement and to facilitate compliance with Applicable Law and the terms of this Agreement, the Indenture, the Loan Sale Agreement, the Collateral Administration Agreement and the Master Participation Agreement

(ii) The Collateral Manager will facilitate the Acquisition of Collateral Obligations by the Issuer subject to the requirements set forth in the Indenture.

(iii) The Collateral Manager will monitor the Assets, on behalf of the Issuer, on an ongoing basis and, consistent with the Collateral Administration Agreement, cooperate with the Collateral Administrator in providing to or at the direction of the Issuer all reports (including without limitation each Monthly Report and each Distribution Report), schedules and other data which the Issuer is required to prepare, deliver or furnish under the Indenture, in the form and containing all information required thereby and in sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture.

(d) In providing services hereunder, the Collateral Manager may rely in good faith upon, and will be fully protected and incur no liability for relying upon, advice of nationally recognized counsel, accountants or other advisers or experts and/or third-party professionals as the Collateral Manager determines, in its good faith sole discretion, are reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement. Notwithstanding anything to the contrary herein, the Collateral Manager may, without the consent of any Person, delegate to third parties (including without limitation its Affiliates) the duties of the Collateral Manager hereunder, and employ Affiliates or third parties to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer and to perform any of its duties hereunder or under any other Transaction Document; provided that the Collateral Manager shall not be relieved of any of its duties hereunder as a result of such delegation to or employment of third parties.

(e) In accordance with the performance standard set forth in Section 2(a), the Collateral Manager shall not intentionally or knowingly take any action that would (i) cause a Material Adverse Effect, (ii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is actually known by one or more authorized officers of the Collateral Manager to be applicable to the Issuer and, in each case, the violation of which would have a Material Adverse Effect on the Issuer, or (iii) require registration of the Issuer or the pool of Assets as an “investment company” under the Investment Company Act. For the avoidance of doubt, in rendering the services contemplated hereunder, the Collateral Manager shall have no obligation to monitor any changes in Applicable Law with respect to the Issuer.

22202234.4 8

If the Collateral Manager is directed (in accordance with this Agreement or the Indenture, as applicable) by the Issuer or the requisite Holders of the Debt to take any action which would, or could reasonably be expected to, in each case in its good faith judgment, have any such consequences as set forth in clauses (e)(i) through (iii) above, the Collateral Manager shall notify the Issuer that such action would, or could reasonably be expected to, in each case in its good faith judgment, have one or more of the consequences set forth above and shall not take such action unless the Issuer then requests the Collateral Manager to do so.

Notwithstanding any such request, the Collateral Manager shall have no obligation to take any such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, its Affiliates and Related Entities from any liability, loss or expense it may incur as a result of such action and (2) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any Applicable Law with respect to the Issuer, the Collateral Manager, its Affiliates and Related Entities. Neither the Collateral Manager nor its Affiliates or Related Entities shall be liable to the Issuer or any other Person, except in the case of the Collateral Manager Breach as provided in Section 8.

Notwithstanding anything contained in this Agreement to the contrary, any indemnification by the Issuer provided for in this Section 2 or Section 8 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 2 are satisfactory as determined by the Collateral Manager in its sole discretion.

(f) Nothing herein shall prevent the Collateral Manager, its Affiliates or Related Entities from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Collateral Administrator, the Initial Purchasers, any Holder or beneficial owner of any Debt or any holder of Interests or their respective Affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. As a result, the Collateral Manager, its Affiliates or its Related Entities may possess information relating to obligors and issuers of Collateral Obligations that is not known to, or is known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, each of the Collateral Manager and its Affiliates may, in its sole discretion, make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and neither the Collateral Manager nor its Affiliates has a duty to the Issuer to act in a way that is favorable to the Issuer, in making or managing such investments.

The Issuer acknowledges and agrees that the Collateral Manager is under no obligation to employ any ethical screens or information barriers among the Collateral Manager and certain of its Affiliates of the type that other firms may implement to separate Persons who make investment decisions from others who might possess applicable material, non-public information. The Issuer acknowledges and agrees that the Collateral Manager may be prevented from causing the Issuer to transact in certain assets due to internal restrictions imposed on or by the Collateral Manager

22202234.4 9

relating to the possession and use of material and/or non-public information and/or its Internal Policies.

Section 3. Purchase and Sale Transactions; Brokerage.

(a) The Collateral Manager hereby agrees that it shall use reasonable efforts to cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with Applicable Law and its Internal Policies.

(b) The Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open trading accounts with such brokers and dealers (provided that none of the Assets may be credited to, held in or subject to the lien of such broker or dealer). In addition, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that, the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager and its Affiliates in connection with its other advisory activities or investment operations. The Collateral Manager may also consider any factors it deems relevant in its sole discretion, including but not limited to the size of the Transaction, difficulty of execution, the operation facilities and reliability of the firm involved, the firm’s promptness of execution, adequacy of the firm’s trading infrastructure, technology and capital, quality of service rendered to the Collateral Manager in other transactions, confidentiality considerations, the firm’s financial stability and reputation, special execution capability, access to underwritten offerings, secondary markets and other investment opportunities, and the firm’s ability to accommodate any special execution or order handling requirements that may surround a particular Transaction. The Collateral Manager need not solicit competitive bids. The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment (as determined at the time of such aggregation) such aggregation shall not result in an overall economic loss to the Issuer over time, taking into consideration all circumstances that the Collateral Manager considers relevant. When a Transaction occurs as part of any aggregate sales or purchase orders, the Collateral Manager will be entitled to allocate the executions among the accounts in accordance with the internal policies and procedures of the Collateral Manager or its Affiliates (as such may be amended from time to time, in the Collateral Manager’s or its Affiliate’s sole discretion, as applicable, the “Internal Policies”) and Applicable Law.

(c) The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit or loss to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time of such determination taking into consideration all circumstances that it considers relevant and (ii) the Collateral Manager shall have no liability and shall be fully protected with respect to any such determination made in accordance with the Collateral Manager

22202234.4 10

Standard. The Issuer acknowledges and agrees that Holders of the Collateral Manager Debt may purchase (directly or indirectly) the Debt of one or more Classes from time to time and such investment(s) may give rise to conflicts of interest. The Collateral Manager may remit a portion of the Management Fee received by it to one or more of the Holders of the Collateral Manager Debt or any of its other Affiliates or Related Entities.

(d) The Collateral Manager may, subject to compliance with Applicable Law and subject to the terms of this Agreement and the Indenture, direct the Trustee to Acquire a Collateral Obligation, Equity Security, Eligible Investment or other Asset from, or Sell a Collateral Obligation, Equity Security, Eligible Investment or other Asset to, the Collateral Manager, its Related Entities or Affiliates for fair market value; provided that, the Collateral Manager shall obtain the Issuer’s written consent through the Independent Investment Professional as provided herein if any such transaction requires the consent of the Issuer under Section 206(3) of the Advisers Act (an “Affiliate Transaction”).

(e) At the written request of the Collateral Manager in its sole discretion, the Issuer shall establish a conflicts review board or appoint an independent third party (such board or party, an “Independent Investment Professional”) to act on behalf of the Issuer with respect to Affiliate Transactions. Decisions of any Independent Investment Professional shall be binding on the Collateral Manager, the Issuer and the Holders and beneficial owners of the Debt.

(f) Any Independent Investment Professional (i) shall be (A) the Issuer’s board of directors, if any, (B) an established financial institution or other financial company with experience in assessing the merits of transactions similar to the Affiliate Transactions or (C) a review board comprised of one or more individuals selected by the Issuer (or at the request of the Issuer, selected by the Collateral Manager), (ii) shall be required to assess the merits of the Affiliate Transaction and either grant or withhold consent to such transaction in its sole judgment and (iii) shall not be (A) Affiliated with the Collateral Manager (other than as a Holder or beneficial owner of the Debt or as a passive investor in any Related Entity) or (B) in the case of an Independent Investment Professional other than the Issuer’s board of directors, involved in the daily management and control of the Issuer.

(g) The Issuer (i) shall be responsible for any fees relating to the services provided by any Independent Investment Professional and shall reimburse the Independent Investment Professionals for their out-of-pocket expenses and (ii) may indemnify such Independent Investment Professionals to the maximum extent permitted by Applicable Law, subject to terms and conditions satisfactory to the Collateral Manager.

(h) In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and the account of the Collateral Manager or any of its Affiliates or Related Entities, the Collateral Manager shall be entitled to allocate the executions among the accounts in accordance with its Internal Policies and Applicable Law.

(i) The Issuer hereby acknowledges that Related Entities may require the Collateral Manager or its Affiliates to apply a different valuation methodology in valuing specific investments than the valuation methodology set forth in the Transaction Documents for the Issuer.

22202234.4 11

As a result of such different methodology, the estimates of value of certain investments held by Related Entities may differ from the value assigned to the same investments held by the Issuer under the Transaction Documents. The Collateral Manager shall not incur any liability and shall be fully protected for any determinations made or other actions taken or omitted by it in good faith with respect to any determination of value.

Section 4. Conflicts of Interest.

(a) In certain circumstances, the interests of the Issuer and/or the Holders or beneficial owners of the Debt with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager, its Affiliates or its Related Entities. The Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described above and as described in the Final Offering Circular.

(b) It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar or identical to those followed by the Collateral Manager on behalf of the Issuer with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the obligors or issuers of the Collateral Obligations or the Eligible Investments.

Each of the Collateral Manager and its Affiliates will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture or this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, including any Related Entities, from buying or selling, or from recommending to or directing any other Related Entities to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same obligor or issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer.

It is understood that, to the extent permitted by Applicable Law, the Collateral Manager, its Affiliates and/or Related Entities or any member of their families may have an interest in a particular transaction or in an obligation of the same kind or class, or an obligation of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and the account of the Collateral Manager or any of its Affiliates or Related Entities, the Collateral Manager will be entitled to allocate the executions among the accounts in accordance with the Internal Policies of the Collateral Manager and Applicable Law. The Issuer hereby agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other clients (including Related Entities, obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships. The Issuer hereby acknowledges that the Collateral Manager, its Affiliates and Related Entities may enter into, for their own accounts or for the

22202234.4 12

accounts of others, credit default swaps, other derivatives or any other transaction or agreement that creates a long or short position relating to obligors and issuers and their respective affiliates with respect to the Collateral Obligations included in the Assets.

The Issuer acknowledges and agrees that neither the Collateral Manager nor any of its Affiliates is under any obligation to offer to the Issuer any particular investment opportunity of which the Collateral Manager or any Affiliate thereof becomes aware, or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by any of them from any such transaction. Furthermore, the Collateral Manager and/or its Affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients. The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its Affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Issuer. The Issuer agrees that the Collateral Manager may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Manager or its Affiliates or the account of any other Client. Accordingly, it is expressly understood that the Collateral Manager and its Affiliates may compete with the Issuer for appropriate investment opportunities and none of them will be under no duty or obligation to share or exploit such investment opportunities with the Issuer.

The Issuer acknowledges that the Collateral Manager and its Affiliates may make and/or hold investments in an obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.

Section 5. Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder. Subject to the Collateral Manager’s reasonable security procedures, in the event that the Collateral Manager reasonably believes that it is not in compliance with the terms of this Agreement, then, upon reasonable prior notice (which notice shall not be less than five Business Days), without material disruption to the Collateral Manager’s business, during a reasonable and mutually agreeable time and subject to confidentiality restrictions reasonably satisfactory to the Collateral Manager, authorized representatives of the Issuer, the Trustee, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture shall be granted access to such books of account and records insofar as such books of account and records are relevant to the Issuer’s verification of the Collateral Manager’s compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained herein or in any Transaction Document, the Collateral Manager shall not be obligated to furnish, obtain or otherwise provide access to any non-public information if the Collateral Manager determines in good faith that the disclosure of such information could potentially violate any applicable confidentiality restrictions, including, without limitation, any Applicable Law or contractual arrangement.

22202234.4 13

The Collateral Manager shall not disclose any Confidential Information to non-affiliated third parties (excluding the Trustee, the Collateral Administrator, the Initial Purchasers, any Holders and beneficial owners of the Debt or Holders of the Subordinated Notes and otherwise as contemplated by the Transaction Documents) except (a) with the prior written consent of the Issuer, (b) such information as a Rating Agency shall reasonably request in connection with its rating of the Secured Debt or supplying credit estimates on any obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) Applicable Law or a request by a governmental, judicial, regulatory, supervisory or administrative agency with jurisdiction over the Collateral Manager or any of its Affiliates, (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates or (iii) to comply with any anti-money laundering regulations or with a lending institution’s standard “Know-Your-Customer” practices and procedures, (e) to its Affiliates and its and their respective directors, officers, members, agents, employees and professional advisors (including, without limitation, legal, tax and accounting advisors), (f) if such information (i) is or becomes publicly available other than as a result of a known violation by the Collateral Manager of this Agreement or the provisions of the Indenture, (ii) was already known to the Collateral Manager or its Affiliates or was already in its or their possession prior to being furnished by the Issuer pursuant to this Agreement other than as a result of a known violation by the Collateral Manager of this Agreement or the provisions of the Indenture, (iii) is independently developed or arrived at by the Collateral Manager or its Affiliates without use of or reference to the Confidential Information or (iv) if such Confidential Information shall have been obtained by or becomes available to the Collateral Manager on a non-confidential basis from a source other than the Issuer, (g) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document, (h) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or its Related Entities in connection with their marketing activities.

Notwithstanding the foregoing, it is agreed that (I) the Collateral Manager may disclose (A) that it is serving as Collateral Manager of the Issuer, (B) the nature, aggregate principal amount and overall performance of the Assets, (C) the amount of earnings on the Assets and (D) such other information about the Issuer, the Assets and the Debt as is customarily disclosed by managers of collateralized loan obligations and (II) each of the Collateral Manager’s respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure.

Section 6. Compensation.

(a) As compensation for the performance of its obligations as Collateral Manager under this Agreement, the Collateral Manager will be entitled to receive on each Payment Date (in accordance with the Priority of Payments) a fee, which will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Collection Period

22202234.4 14

divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date, payable subject to the Priority of Payments (the “Management Fee”); provided that the Management Fee due on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager pursuant to this Agreement no later than the Determination Date immediately prior to such Payment Date. The Management Fee will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments.

(i) To the extent the Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the unpaid portion of the Management Fee due on such Payment Date (the “Management Fee Shortfall Amount”) will be automatically deferred for payment on the following Payment Date, with interest, in accordance with the Priority of Payments. Interest on Management Fee Shortfall Amounts shall accrue at the Prime Rate for the period beginning on the first Payment Date on which the related Management Fee was due (and not paid) through the Payment Date on which such Management Fee Shortfall Amount (including accrued interest) is paid.

(ii) With respect to any Management Fee (or portion thereof) due and payable to the Collateral Manager on any Payment Date, the Collateral Manager may, in its sole discretion (and shall not be obligated to), by written notice to the Trustee and the Collateral Administrator no later than the Determination Date immediately prior to such Payment Date (or such later time and date as may be consented to by the Trustee), (i) elect to defer all or a portion of the Management Fees (including any Management Fee Shortfall Amount and accrued interest thereon) for payment on a subsequent Payment Date, without interest (the “Current Deferred Management Fee”) and (ii) declare due and payable (to the extent sufficient funds are available therefor in accordance with the Priority of Payments) all or any portion of the previously deferred Management Fee (including any Management Fee Shortfall Amount and accrued interest thereon) (collectively, the “Cumulative Deferred Management Fee”). At such time as the Secured Debt is redeemed in connection with an Optional Redemption, Tax Redemption or Clean-Up Call Redemption, without duplication, all accrued and unpaid Management Fees, Current Deferred Management Fees, Management Fee Shortfall Amounts (including accrued interest) and Cumulative Deferred Management Fees (collectively, the “Aggregate Collateral Management Fee”) shall be due and payable to the Collateral Manager.

(b) The Collateral Manager may, in its sole discretion (and shall not be obligated to), elect to waive all or any portion of the Management Fee payable to the Collateral Manager on any Payment Date. Any such election shall be made by delivery of written notice thereof by the Collateral Manager to the Trustee and the Collateral Administrator no later than the Determination Date immediately prior to such Payment Date and may also take the form of written standing instructions to the Issuer, the Collateral Administrator and the Trustee; provided that, such standing instructions may be rescinded by written notice delivered to the Issuer, the Collateral Administrator and the Trustee by the Collateral Manager at any time except during the period between a Determination Date and Payment Date, or as may be otherwise consented to by the Trustee). Any Management Fee (or portion thereof) so deferred with respect to which the Collateral Manager later rescinds such deferral by delivering written notice thereof to the Issuer,

22202234.4 15

the Collateral Administrator and the Trustee not later than the Determination Date immediately preceding the related Payment Date (or such later time and date as may be consented to by the Trustee), shall be payable on such Payment Date (and, if necessary, subsequent Payment Dates) in accordance with the Priority of Payments.

(c) Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due to it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.

(d) Upon the resignation or termination for Cause of the Collateral Manager, (i) the Management Fee payable on the immediately succeeding Payment Date (or on the next succeeding Payment Date on which there are sufficient funds available to pay such fees) shall be allocated between and paid to such resigning or terminated Collateral Manager and the successor Collateral Manager based on the number of days in the related Interest Accrual Period on which each such Person acted as Collateral Manager and (ii) any unpaid Cumulative Deferred Management Fees and Management Fee Shortfall Amounts (including related interest) shall be determined as of the effective date of such termination or resignation and, in each case, shall be due and payable on the immediately succeeding Payment Date (or on the next succeeding Payment Date on which there are sufficient funds available to pay such fees) until paid in full. Otherwise, such Collateral Manager shall not be entitled to any further compensation for further services but shall be entitled to receive any expense reimbursement accrued to the effective date of termination or resignation and any indemnity amounts owing (or that may become owing) under this Agreement. Any Aggregate Collateral Management Fee, expense reimbursement and indemnities owed to such Collateral Manager or owed to any successor Collateral Manager on any Payment Date shall be paid pro rata based on the amount thereof then owing to each such Person, subject to the Priority of Payments.

(e) The Issuer will be entitled to perform any tax withholding or reporting that may be required by law in respect of payments to the Collateral Manager hereunder. Amounts withheld, if any, will be deemed paid to the Collateral Manager for U.S. tax purposes.

Section 7. Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder and under the Indenture in accordance with the terms of this Agreement and the terms of the Indenture which are expressly applicable to the Collateral Manager. The Collateral Manager agrees and consents to the provisions contained in Section 15.1 of the Indenture. In addition, the Collateral Manager acknowledges the pledge of this Agreement under the granting clause of the Indenture.

Section 8. Limits of Collateral Manager Responsibility.

(a) None of the Collateral Manager, its Affiliates, its Related Entities or their respective trustees, directors, officers, stockholders, members, equityholders, partners, employees, agents and professionals (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) assumes any responsibility under this Agreement except that the Collateral Manager agrees to render the

22202234.4 16

services required to be performed by it hereunder or under the terms of the Indenture expressly applicable to the Collateral Manager. None of the Indemnified Parties shall be responsible for (A) any action or inaction of the Issuer or the Trustee in declining to follow any advice, recommendation or direction of the Collateral Manager including as set forth in Section 2 or (B) any action or inaction of the Collateral Manager at the express direction of the Issuer, the Trustee or any other Person entitled under the Indenture to give directions to the Collateral Manager. The judgment of the Collateral Manager shall not be called into question as a result of subsequent events occurring after the time of any determination made by the Collateral Manager hereunder. The Indemnified Parties shall not be liable to the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, any Holder or beneficial owner of Debt or Holders of the Subordinated Notes, any of their respective Affiliates, or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject by reason of (i) acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, the obligations of the Collateral Manager hereunder and under the express terms of the Indenture applicable to the Collateral Manager as determined in a final non-appealable judgment of a court of competent jurisdiction or (ii) the Collateral Manager Information (as of its date) containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, when taken as a whole, not misleading (the preceding clauses (i) and (ii) collectively referred to herein as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, punitive, exemplary, special or treble damages or lost profits hereunder or under the Indenture regardless of whether such losses or damages are foreseeable and regardless of the form of action.

(b) The Issuer shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel and costs of collection) (collectively, “Expenses”) arising out of or in connection with such Indemnified Party’s performance under this Agreement or any other Transaction Document, the issuance or incurrence, as applicable, of the Debt (including, without limitation, any untrue statement of material fact or alleged untrue statement of material fact contained in the Final Offering Circular, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading), the transactions contemplated by the Final Offering Circular, the Indenture or this Agreement and any acts or omissions of any such Indemnified Party; provided that, no Indemnified Party shall be indemnified for any Losses or Expenses determined in a final non-appealable judgment by a court of competent jurisdiction to have been incurred as a result of any Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 8 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets

22202234.4 17

in accordance with the Priority of Payments set forth in the Indenture. The foregoing indemnity shall be a continuing obligation of the Issuer, its successors and assigns, notwithstanding the termination of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, the Collateral Manager’s obligations hereunder will be solely the obligations of the Collateral Manager, and none of the Issuer, the Trustee, any Holder or any other Person shall have any recourse to any of the Collateral Manager’s Affiliates or Related Entities (or their respective assets), whether by set-off or otherwise, with respect to any claims, losses, damages, liabilities, indemnities or other obligations arising in connection with or otherwise relating to any transactions contemplated hereby.

(d) The compliance of the Collateral Manager’s actions with the provisions of this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of an Asset not purchased or sold on such date). The provisions of this Agreement shall not be deemed breached as a result of changes in value or status of any Asset following purchase.

(e) The Collateral Manager shall not be liable for any act or omission of the custodian, any sub-custodian, prime broker or other Person appointed by the Issuer or any trading counterparty of the Issuer, including any Paying Agent, DTC, Euroclear, Clearstream or any clearing agencies or depositaries and, without limiting the foregoing, the Collateral Manager shall be under no obligation to monitor, evaluate or verify compliance by any other Person with the terms hereof or of any other Transaction Document or to verify or independently determine the accuracy of information received by it (including, without limitation, from any selling institution, agent bank, trustee or similar source). Any compensation to any such Person for its services to the Issuer shall be the obligation of the Issuer and not the Collateral Manager.

(f) Notwithstanding anything to the contrary contained herein, the provisions under this Section 8 shall not be construed so as to provide for the exculpation of the Collateral Manager or the indemnification of the Issuer or the Collateral Manager for any liability (including liability under U.S. federal securities laws), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law or such indemnification may not be demanded under applicable law, but shall otherwise be construed so as to effectuate the provisions under this Section 8 to the fullest extent permitted by Applicable Law.

(g) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Issuer has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with Applicable Law, including with respect to the breach of any fiduciary duty owed under Section 206 of the Advisers Act.

22202234.4 18

(h) The Collateral Manager shall not be responsible for any liability resulting from any failure or delay by the Collateral Manager to fulfill its duties under this Agreement if such liability or failure shall be caused by or directly or indirectly due to a Force Majeure Event.

As used herein, the term “Force Majeure Event” means such an operation of the forces of nature, including but not limited to, acts of god, flood, war (whether declared or undeclared), terrorism, fire, strikes or work stoppages for any reason, embargo, government action, including any Applicable Laws or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond a party’s control whether or not of the same class or kind as specifically named above.

Section 9. No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 10. Term; Termination.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders, (ii) the payment in full of the Debt, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 10(b) or (e) or Section 12.

(b) Subject only to clause (c) below, the Collateral Manager may resign or terminate its obligations hereunder, upon 30 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer), the Rating Agency and the Trustee (who will forward the notice to the Holders); provided that, the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in Applicable Law which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such Applicable Law. This Agreement will automatically terminate if the Collateral Manager determines in good faith that the Issuer or the pool of Assets has become an investment company required to be registered under the Investment Company Act and the Collateral Manager notifies the Issuer of such determination.

(c) Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Manager or termination of this Agreement shall be effective until the date as of which a successor collateral manager shall have been appointed and approved in accordance with

22202234.4 19

Section 10(d) and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”) and has assumed such duties and obligations, and notice of such appointment has been given to the Rating Agency.

(d) Promptly after notice of any resignation or termination for Cause of the Collateral Manager, the Issuer shall transmit copies of such notice to the Trustee (which shall forward a copy of such notice to the Holders) and the Rating Agency. Within 30 days after the removal or resignation of the Collateral Manager, by written notice to the Issuer and the Trustee, the Holders of a Majority of the Subordinated Notes (including, for this purpose, any Collateral Manager Debt) may propose any Successor Manager. The Issuer will appoint such successor Collateral Manager, if such institution (i) (v) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (w) is legally qualified and has the capacity to act as Collateral Manager and to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture capacity and has agreed in writing to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and the Indenture, (x) does not cause the Issuer to become, or require the pool of Assets to be registered as, an investment company under the Investment Company Act, and (y) has been identified in a prior written notice provided to the Rating Agency (the foregoing, the “Successor Criteria”) and (ii) has been approved by a Majority of the Controlling Class.

(e) If no successor Collateral Manager satisfying the Successor Criteria is appointed within 60 days (or, in the event of a change in Applicable Law which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such Applicable Law, within 30 days) following the termination or resignation of the Collateral Manager, any of the Issuer, the resigning or removed Collateral Manager, the Trustee or any Holder of the Debt shall have the right to petition a court of competent jurisdiction to appoint a successor Collateral Manager that satisfies the Successor Criteria, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any Holder or beneficial owner of any Debt or any Holder of any Secured Debt or Subordinated Note. The Issuer shall provide notice to the Rating Agency and the Trustee (for forwarding to the Holders) of the appointment of a successor collateral manager promptly after the effectiveness of such appointment.

(f) Reserved.

(g) The successor collateral manager shall be entitled to the Management Fee set forth in Section 6(a) and no compensation payable to such successor collateral manager shall be greater than as set forth in Section 6(a) without (i) the prior written consent of a Majority of each Class of Debt (each Class voting separately) and (ii) prior notice to the Rating Agency. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 10 or in Section 12 and the acceptance of its appointment hereunder by the successor collateral manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor collateral manager. The Issuer and the successor Collateral Manager shall take such action (or the Issuer shall cause the outgoing Collateral Manager to take such action, so

22202234.4 20

long as such action does not require the Collateral Manager to violate applicable law or its Internal Policies) consistent with this Agreement and as shall be necessary to effect any such succession.

(h) If this Agreement is terminated pursuant to this Section 10, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (i) below.

(i) Sections 2 (with respect to any indemnity provided thereunder), 8, 13, 15, 19, 20, 21, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 10.

(j) Collateral Manager Debt will be disregarded and have no voting rights with respect to any vote in respect of any of the following actions: (i) the removal of the Collateral Manager for “Cause” and (ii) the waiver of any event constituting “Cause”, and such Debt will be deemed not to be Outstanding in connection with any such vote. For any such action, if the Debt of the Controlling Class or the Subordinated Notes consist entirely of Collateral Manager Debt, such action must be undertaken by the required percentage of the most senior Class of Debt that is not comprised entirely of Collateral Manager Debt, disregarding any Collateral Manager Debt.

Section 11. Assignments.

(a) Except as otherwise provided in this Agreement (including without limitation any delegation permitted under Section 2(d) hereof), the Collateral Manager may not assign its rights or responsibilities (including its asset selection, credit review, trade execution and/or related asset management duties) under this Agreement unless (A) such assignment has not been objected to in writing by a Majority of the Subordinated Notes within seven (7) Business Days of receipt of notice thereof or (B) such assignment is to (1) the surviving entity of a merger, consolidation or restructuring of the Collateral Manager, provided that if the surviving entity in any such merger, consolidation or restructuring is not the Collateral Manager, the surviving entity has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder (including through (x) experience substantially similar to that of the Collateral Manager at the time of such merger, consolidation or restructuring or (y) employing principal personnel responsible for managing the Assets with experience managing substantially similar middle market loans and collateralized loan obligation vehicles), (2) an Affiliate of the Collateral Manager, or (3) any other entity to which all or substantially all of the assets, or at the time of such transfer, the asset management business, of the Collateral Manager has been transferred, so long as, in each case the successor, surviving entity or assignee satisfies the Successor Criteria and so long as in each case the surviving entity or assignee becomes by operation of law, or agrees in writing to be, bound by the provisions of this Agreement and the Collateral Manager’s obligations hereunder. In addition, if the Collateral Manager is a Registered Investment Adviser (including, for the avoidance of doubt, a “relying adviser”) under the Advisers Act, the Collateral Manager shall obtain the consent of the Issuer, in a manner consistent with SEC staff interpretations of Section 205(a)(2) of the Advisers Act, to any such transaction.

In addition, neither the consent of any Holder nor satisfaction of the Rating Agency Condition shall be required in the case of a change of control transaction with respect to the Collateral Manager, including a change in control resulting from a direct or indirect transfer or hypothecation of voting securities of the Collateral Manager, that is deemed to be an assignment

22202234.4 21

within the meaning of Section 202(a)(1) of the Advisers Act at the time of any such transaction; provided that the Collateral Manager shall if required by applicable law, and otherwise in its discretion may, obtain the consent of the Issuer to any such transaction upon approval by a majority of the Issuer’s board of directors in a manner consistent with SEC Staff interpretations of Section 205(a)(2) of the Advisers Act.

(b) Notwithstanding the foregoing, the Collateral Manager may, without obtaining the consent of any Holder or beneficial owner of any Secured Debt or Subordinated Note or any other Person, and without satisfying any condition set forth in the immediately preceding paragraph, in each case, subject to any consent required for an assignment under the Advisers Act, and without obtaining the prior consent of the Issuer, (i) assign any of its rights or obligations under this Agreement to an Affiliate of the Collateral Manager; provided that, (A) such Affiliate has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (B) such Affiliate has the legal right and capacity to act as Collateral Manager under this Agreement, and (C) such Affiliate shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the Investment Company Act or (ii) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity (including, for the avoidance of doubt, a transfer of (by assignment or otherwise) all or substantially all of the Collateral Manager’s outstanding collateral management contracts (including this Agreement)) so long as (A) at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and (B) such action does not cause the Issuer to be subject to tax in any jurisdiction outside of its jurisdiction of incorporation; provided that, the Collateral Manager shall deliver prior notice to the Rating Agency of any assignment, delegation or combination made pursuant to this sentence. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from all further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 8, 10(i), 15, 19 through 21 and 23 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 13 after such assignment.

(c) The Collateral Manager may delegate to an agent selected by it with reasonable care any or all of the duties assigned to the Collateral Manager hereunder; provided that the Collateral Manager shall not delegate to or employ agents to perform the Collateral Manager’s investment decision-making responsibilities without the consent of a Majority of the Controlling Class; and provided further, that no such delegation by the Collateral Manager shall relieve the Collateral Manager of any of its duties under this Agreement. To the extent that the Collateral Manager has exercised the requisite standard of care in delegating its duties in accordance with the terms of this Agreement, the Collateral Manager shall not be liable for any subsequent action taken by any such agent, subject to the terms of Section 8.

(d) This Agreement shall not be assigned by the Issuer without (i) the prior written consent of the Collateral Manager and (ii) prior written notice to the Rating Agency, except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Trustee

22202234.4 22

as contemplated by the granting clause of the Indenture. The Issuer has assigned its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

Section 12. Removal for Cause.

(a) A Supermajority of the Controlling Class (disregarding any Collateral Manager Debt) and a Supermajority of the Subordinated Notes (disregarding any Collateral Manager Debt) may direct the Issuer or the Trustee to terminate the Collateral Manager for Cause by delivering to the Issuer or the Trustee (who shall promptly deliver a copy of such notice to the Collateral Manager at least thirty (30) days prior to the effectiveness of such termination for Cause) written notice of such termination for Cause, which shall include a statement setting forth in reasonable detail the circumstances or events constituting Cause for termination of the Collateral Manager hereunder (the “Termination Notice”). The Issuer shall deliver to the Trustee (who shall promptly deliver a copy of such notice to the Holders) a copy of the Termination Notice within one (1) Business Day of receipt thereof. No such removal shall be effective (A) until the date as of which a successor collateral manager shall have been appointed in accordance with Sections 10(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the removed Collateral Manager, and the successor collateral manager has effectively assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement and (B) unless the party (or a representative thereof) seeking such removal, prior to delivering any notice of removal to the Collateral Manager, will have given three days prior written notice to the Trustee (who will forward such notice to each of the Holders of the Debt), the Issuer and the existing Collateral Manager of its decision that the Collateral Manager’s services should be terminated. “Cause” means any of the following:

(i) the Collateral Manager shall willfully violate, or take any action that it actually knows breaches, any material provision of this Agreement or the Indenture applicable to it (not including a willful breach that results from a good faith dispute regarding reasonable alternative courses of action or reasonable interpretation of instructions or provisions of this Agreement or the Indenture), which violation or breach is not cured by the Collateral Manager within 30 Business Days;

(ii) other than as covered by clause (i) above, the Collateral Manager shall breach in any material respect any provision of this Agreement or any terms of the Indenture expressly applicable to the Collateral Manager which breach would have a Material Adverse Effect (it being understood that any failure by the Issuer to meet any Concentration Limitation, Borrowing Base Condition or Portfolio Test, in each case, is not a breach for purposes of this clause (ii); provided that the foregoing will not limit the Collateral Manager’s or the Issuer’s obligations in respect of such tests when purchasing or selling Collateral Obligations on behalf of the Issuer), and shall not cure such breach (if capable of being cured) within 30 days of an authorized officer of the Collateral Manager receiving written notice from the Issuer or the Trustee of such breach, unless, if such breach is remediable, the Collateral Manager has taken action that the Collateral Manager believes in good faith will remedy such breach, and such action does remedy such breach, within

22202234.4 23

60 days after an authorized officer of the Collateral Manager receives written notice from the Issuer or the Trustee thereof;

(iii) the failure of any representation or warranty of the Collateral Manager herein or any certification or written statement delivered or made by the Collateral Manager pursuant to this Agreement or the Indenture to be correct in any material respect when such representation, warranty, certification or written statement, as applicable, is made, which failure (A) has a Material Adverse Effect and (B) is not corrected by the Collateral Manager within 45 days of an authorized officer of the Collateral Manager receiving written notice from the Issuer or the Trustee of such failure, unless, if such failure is remediable, the Collateral Manager has taken action that the Collateral Manager believes in good faith will remedy such failure, and such action does remedy such failure, within 75 days after an authorized officer of the Collateral Manager receiving written notice from the Issuer or the Trustee thereof; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not satisfy the Investment Criteria specified in Section 12.2 of the Indenture shall cure any breach or failure arising therefrom as of the date of such failure;

(iv) the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days; or

(v) (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the Indenture (as determined pursuant to a final non-appealable judgment by a court of

22202234.4 24

competent jurisdiction) or the conviction of the Collateral Manager for a felony directly related to its business of providing asset management services, or (B) any director, manager or executive officer of the Collateral Manager or any other authorized officer of the Collateral Manager who has primary responsibility for the oversight and management of the Assets is convicted of a felony directly related to the business of the Collateral Manager providing asset management services and, following the Collateral Manager becoming aware of such conviction, such person continues to have significant responsibility for the performance by the Collateral Manager under this Agreement for a period of 30 days.

(b) If any of the events specified in the definition of “Cause” set forth above shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Rating Agency and the Trustee upon an authorized officer of the Collateral Manager becoming aware of such event; provided that, if any of the events specified in Section 12(a)(iv) shall occur, the Collateral Manager shall give written notice thereof to the Issuer and the Trustee immediately upon the Collateral Manager’s becoming aware of the occurrence of such event. A Majority of the Controlling Class and a Majority of the Subordinated Notes, in each case disregarding Collateral Manager Debt, may waive any event described in Section 12(a)(i), (ii), (iii) or (v) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 12. In no event will the Trustee be required to determine whether or not Cause exists to remove the Collateral Manager.

(c) If the Collateral Manager is removed pursuant to this Section 12, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

Section 13. Obligations of Resigning or Removed Collateral Manager.

(a) As soon as reasonably practicable, after the date any resignation or removal of the Collateral Manager is effective, the Collateral Manager shall (at the Issuer’s expense):

(i) deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager appointed pursuant to Section 10; and

(iii) agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

(b) Notwithstanding such resignation or removal, the Issuer and the Collateral Manager shall each remain liable to the other in respect of acts or omissions occurring prior to such resignation or removal, subject to the limitations of liability set forth in Section 8.

22202234.4 25

Section 14. Representations and Warranties.

(a) The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i) The Issuer is a limited liability company organized under the laws of the State of Delaware , has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture and the Debt require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

(ii) The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture and the Debt and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture and the Debt and the execution, delivery and performance of this Agreement, the Indenture and the Debt and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture or the Debt or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture or the Debt will be, executed and delivered by an authorized officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of each of the Indenture, the Debt and this Agreement and the documents and instruments required hereunder and under the Indenture and the Debt will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse

22202234.4 26

Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv) The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement, the Debt or the provisions of the Indenture applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(v) The Issuer acknowledges that it has received Part 2 of the Form ADV of Vista Credit Partners, L.P. filed with the Securities and Exchange Commission, as required by Rule 204-3 under the Adviser’s Act, on or prior to the date of execution of this Agreement.

(b) The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i) The Collateral Manager is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform in any material respect its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(ii) The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, stockholders and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture applicable to the Collateral Manager other than those which have been obtained or made, except where the failure to obtain or make the same could not reasonably be expected to have a material adverse effect on the ability of the Collateral

22202234.4 27

Manager to perform in any material respect its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Manager. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an authorized officer of the Collateral Manager, and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would have a material adverse effect on its ability to perform its obligations hereunder or under the Indenture.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture applicable to the Collateral Manager.

(v) The Collateral Manager is a “relying adviser” under the Advisers Act.

(vi) The Collateral Manager Information, as of the date of the Final Offering Circular and the Closing Date, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, when taken as a whole, not misleading; it being understood that the Final Offering Circular does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant under the Securities Act.

(c) The Collateral Manager makes no representation, express or implied, with respect to the Issuer or the disclosure with respect to the Issuer.

Section 15. Limited Recourse; No Petition.

22202234.4 28

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Debt; provided that, nothing in this Section 15 shall preclude the Collateral Manager from (a) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or (b) commencing against the Issuer or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the managers, officers, employees, shareholders, directors, incorporators or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer arising at any time to the Collateral Manager hereunder or thereunder will be limited to the Assets available at such time as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all remaining claims against the Issuer arising from this Agreement or any other Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 15 shall survive the termination of this Agreement for any reason whatsoever.

Section 16. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below (including by email or other electronic communication or file transfer protocol):

(a) If to the Issuer, to:

VCP RRL ABS V, LLC

c/o Puglisi & Associates,

850 Library Avenue, Suite 204,

Newark, Delaware 19711

with a copy to: the Collateral Manager at its address below (unless such notice is given by the Collateral Manager).

(b) If to the Collateral Manager, to:

Vista Credit Strategic Lending Corp.

50 Hudson Yards, Floor 77

22202234.4 29

New York, New York 10001

Attention: Kristine Jurczyk

(d) If to the Trustee, to:

State Street Bank and Trust Company

1776 Heritage Drive – Mail Stop: JAB0527

North Quincy, Massachusetts, 02171

Attention: Structured Trust and Analytics

Reference: VCP RRL ABS V, LLC

(e) If to the Holders:

At their respective addresses set forth in the Register.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 16 for the giving of notice.

Section 17. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 18. Entire Agreement; Amendment.

(a) This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(b) This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. No amendment to this Agreement may, without the prior written consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes and notice to the Rating Agency, (i) modify the definition of the term “Cause,” (ii) increase the Management Fee, (iii) modify the method for calculation of any component of the Management Fee or any definition herein related to the Management Fee or (iv) modify the Class or Classes or the percentage of the Aggregate Outstanding Amount of any Class that has the right to remove the Collateral Manager, consent to any assignment of this Agreement or nominate or approve any successor portfolio manager; provided that, (i) the prior written consent of a Majority of the Subordinated Notes shall be required if any such amendment would have a material adverse effect on the Subordinated Notes and (ii) the prior written consent of a Majority of the Controlling Class shall be required if any such amendment would have a material adverse effect on the Controlling Class. This Agreement may be modified or amended to correct any inconsistency or cure any ambiguity, omission or manifest errors herein or conform this Agreement to the Final Offering Circular or the Indenture without the consent of the Holders of any Debt. This Agreement may be

22202234.4 30

amended for any other purpose without the consent of any Class of Debt upon notice to the Rating Agency.

(c) The Issuer shall provide the Holders and the Rating Agency with notice of any amendment of this Agreement.

Section 19. Governing Law.

THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 20. Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Each of the Issuer and the Collateral Manager agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Issuer or the Collateral Manager, as applicable, at its address specified in Section 16 of this Agreement or at such other address as either party shall have been notified in accordance herewith. Nothing in this Section 20 shall affect the right of the Collateral Manager or the Issuer to serve legal process in any other manner permitted by law.

Section 21. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 22. Conflict with the Indenture.

In respect of any conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

22202234.4 31

Section 23. Subordination; Assignment of Agreement.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture expressly applicable to the Collateral Manager as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 24. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 25. Costs and Expenses.

(a) The costs and expenses (including the fees and disbursements of counsel, accountants and other experts and/or third party professionals but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Issuer incurred in connection with the negotiation, preparation and execution of this Agreement, the Indenture, any other Transaction Document and all other agreements and matters related to the issuance or incurrence, as applicable, of the Debt, or any amendment of the foregoing, and all other matters incidental hereto or thereto, including without limitation fees and expenses of legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained or employed by the Issuer or the Collateral Manager or an Affiliate of the Collateral Manager, in each case, on behalf of the Issuer in connection with services provided under this Agreement (regardless of whether the Person providing or performing the service or output giving rise to such fees, costs and expenses is the Collateral Manager, an Affiliate of the Collateral Manager or a third party, and including allocated portions of fees, costs and expenses, including overhead, incurred in connection with services performed by personnel or employees of the Collateral Manager or its Affiliates; provided that, if such service or output is provided or performed by the Collateral Manager or an Affiliate of the Collateral Manager and not a third party, then, unless approved by the Independent Investment Professional, the applicable fees, costs and expenses shall not be greater than those that would be payable to a third party under arm’s-length terms for the provision or performance of similar services or outputs), shall be borne by the Issuer. On the Closing Date, the Issuer will reimburse the Collateral Manager for all such costs and expenses incurred by the Collateral Manager on or prior to the Closing Date and, to the extent not paid in full on the Closing Date will be payable as Administrative Expenses on each Payment Date to the extent funds are available for such purpose in accordance with the Priority of Payments.

(b) Without limitation of the generality of the foregoing, the Issuer shall reimburse the Collateral Manager for:

22202234.4 32

(i) any and all transfer fees necessary to register any Collateral Obligation in accordance with the Indenture;

(ii) the cost of asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets,

(iii) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager) and insurance premiums and expenses,

(iv) any and all costs and expenses incurred in connection with the Acquisition or Sale of assets or investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including, without limitation, attorneys’ fees and disbursements,

(v) expenses related to preparing reports to Holders of the Debt,

(vi) reasonable travel expenses (including, without limitation, airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Manager of its duties pursuant this Agreement or the Indenture,

(vii) expenses and costs in connection with any investor conferences,

(viii) the cost of any brokerage services provided to the Collateral Manager (on behalf of the Issuer) in connection with the Sale or Acquisition of any Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof,

(ix) the cost of bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Issuer (including those services rendered at the behest of the Collateral Manager),

(x) the cost of software programs licensed from a third party and used by the Collateral Manager in connection with servicing the Assets,

(xi) fees and expenses incurred in obtaining the Market Value of Collateral Obligations (including, without limitation, fees payable to any nationally recognized pricing service),

(xii) the cost of audits incurred in connection with any consolidation review,

(xiii) any out-of-pocket costs or expenses incurred by the Collateral Manager and/or its applicable Affiliates in connection with complying with the EU Securitisation Laws, UK Securitisation Laws or U.S. Risk Retention Rules (if applicable) (including, without limitation, any expenses incurred by the “majority owned affiliate” of the “sponsor” of the Issuer, but excluding the purchase price of the Secured Debt or Subordinated Notes acquired by it to comply with the U.S. Risk Retention Rules), and any other fees and expenses in connection with compliance with the U.S. Risk Retention Rules,

22202234.4 33

(xiv) any and all expenses incurred on behalf of the Issuer to comply with any law or regulation applicable to the activities of the Issuer and to the extent relating to the Issuer and the Assets; and

(xv) any other expenses as otherwise agreed upon by the parties.

The foregoing costs and expenses that are not paid in full on the Closing Date will be payable as Administrative Expenses on each Payment Date to the extent funds are available for such purpose in accordance with the Priority of Payments.

Section 26. Third Party Beneficiary.

The parties hereto agree that (i) the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement and (ii) the Indemnified Parties are intended beneficiaries of Section 8 hereof, and shall in each case be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.

Section 27. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 28. Execution in Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 29. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 30. Communications with Rating Agency.

The Collateral Manager shall, on behalf of the Issuer, take steps intended for the Issuer to comply with its obligations under the Indenture and under rating application letters and any related side letters, in each case, in respect of Rule 17g-5 under the Exchange Act.

Signature pages follow.

22202234.4 34

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first above written.

VCP RRL ABS V, LLC, as Issuer

By:

Name:

Title:

Signature Page to Collateral Management Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first above written.

VISTA CREDIT STRATEGIC LENDING CORP.,

as Collateral Manager

By.

Name:

Title:

Signature Page to Collateral Management Agreement